[**] = Identified information has been excluded from this exhibit because it is both (i) information that the Company customarily and actually treats as private or confidential and (ii) is not material.

Exhibit 10.3

[**] = Identified information has been excluded from this exhibit because it is both (i) information that the Company customarily and actually treats as private or confidential and (ii) is not material

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
BETWEEN
THE RESEARCH INSTITUTE AT NATIONWIDE CHILDREN’S HOSPITAL
AND
SAREPTA THERAPEUTICS, INC.

This First Amendment (“First Amendment”) is entered into as of May 29, 2019, to amend the Exclusive License Agreement (the “License Agreement”) entered into as of October 8, 2018, by and between The Research Institute at Nationwide Children’s Hospital (“the Research Institute”) and Sarepta Therapeutics, Inc. (“Licensee”).

WHEREAS, under the License Agreement, Sarepta has a license to the Exclusive Technical Information (as that term is defined in the License Agreement) (as well as other intellectual property, information and materials).

WHEREAS, to further the aims of the License Agreement and facilitate Sarepta’s ability to develop and market the Licensed Technology at the earliest possible time to ensure availability for public use and benefit, the Parties desire Research Institute to transfer additional materials, which shall be included in the “Exclusive Technical Information” as defined in the License Agreement. Such additional information is listed in Schedule 1 hereto. To the extent that the Research Institute has not already provided the materials listed in Schedule 1 to Sarepta, it will do so in accordance with the terms and conditions of this First Amendment and the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree that the Agreement is amended by this First Amendment as follows:

1. Exhibit E of the License Agreement is amended to include the additional Exclusive Technical Information listed in Schedule 1 hereto. Sarepta agrees to use the Exclusive Technical Information listed in Schedule 1 in compliance with all applicable laws and regulations. To the extent such materials constitute materials derived from human research subjects, Sarepta will use such materials solely as allowed by the Informed Consent document signed by the research subjects.

2. Promptly after the effective date of this First Amendment, Research Institute agrees to send to Sarepta or its designated Affiliate the Exclusive Technical Information listed in Schedule 1 hereto, to the extent such material has not already been transferred under the License Agreement or another agreement between the parties.

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>_<<VER>> PRESERVELOCATION \* MERGEFORMAT 137218326_3

3. Except for the addition of the items listed in Schedule 1 as Exclusive Technical Information and terms covering the sharing and use of the items listed in Schedule 1, all other terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

4. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this First Amendment delivered by email or other means of electronic transmission shall be deemed to have the same effect as delivery of an original signed copy of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date first set forth above.

SAREPTA THERAPEUTICS, INC.	THE RESEARCH INSTITUTE AT NATIONAL CHILDREN’S HOSPITAL

By: /s/ Ty Howton	By: /s/ Matthew McFarland

Name: Ty Howton	Name: Matthew McFarland Ph.D. RPh

Title: EVP, General Counsel	Title: VP Commercialization and Industry Relations.

Date: June 3, 2019	Date: 5/30/2019

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>_<<VER>> PRESERVELOCATION \* MERGEFORMAT 137218326_3

SCHEDULE 1

[**]

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>_<<VER>> PRESERVELOCATION \* MERGEFORMAT 137218326_3